                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  January 1 to January 31, 1999
Distribution Date:  February 16, 1999


Statement for Class A and Class B Noteholders and Certificateholders                               Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/Class B
                                                                                                      Certificate Amount
                                                                                                   ----------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                       7,449,043.62            24.8301454
          Class A-2 Note  Amount                                                         332,040.56             5.0309176
          Class A-3 Note  Amount                                                               0.00             0.0000000
          Class B  Note  Amount                                                                0.00             0.0000000
          Certificates  Amount                                                                 0.00             0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                          36,314.08             0.1210470
          Class A-2 Note  Amount                                                         332,750.00             5.0416667
          Class A-3 Note  Amount                                                         236,472.63             5.1250000
          Class B  Note  Amount                                                          140,304.00             5.3333333
          Certificates  Amount                                                           112,535.50             6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)     155,653,959.44


(iv)   Class A-1 Notes Balance (end of Collection Period)                                      0.00
        Class A-1 Pool Factor (end of Collection Period)                                                        0.0000000
        Class A-2 Notes Balance (end of Collection Period)                            65,667,959.44
        Class A-2 Pool Factor (end of Collection Period)                                                        0.9949691
        Class A-3 Notes Balance (end of Collection Period)                            46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                        1.0000000
        Class B Notes Balance (end of Collection Period)                              26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                          1.0000000
        Certificates Balance (end of Collection Period)                               17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                     1.0000000


(v)  Basic Servicing Fee                                                                 136,195.87             0.2986843


(vi)   Aggregate Net Losses                                                              604,634.29

(vii)   Reserve Account Balance after Giving Effect to Payments                        6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments              9,311,225.66
       Made on Distribution Date
        Draws on Reserve Account                                                               0.00
        Deposits to Reserve Account                                                      148,800.49

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  January 1 to January 31, 1999
Distribution Date:  February 16, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Class A/Class B
                                                                                                       Certificate Amount
                                                                                                    ----------------------

(viii)  Class A-1 Notes Interest Carryover Shortfall                                           0.00             0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                          0.00             0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                          0.00             0.0000000
         Class B Notes Interest Carryover Shortfall                                            0.00             0.0000000
         Certificates Interest Carryover Shortfall                                             0.00             0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                         0.00             0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                         0.00             0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                         0.00             0.0000000
         Class B Notes Principal Carryover Shortfall                                           0.00             0.0000000
         Certificates Principal Carryover Shortfall                                            0.00             0.0000000


(ix)  Additional Principal Distributable Amount                                                0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the                             0.00
       Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                     Number                Balance
                                                                                   -----------------------------------------
           30-59 Days                                                                 722                    6,502,329.13
           60-89 Days                                                                 220                    1,997,965.94
           90 Days or More                                                            187                    1,417,106.20


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                      0.1284520
Weighted Average Remaining Term of Remaining Portfolio                                   35.3117295

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                             0.0035456
     (ii)   Preceding Collection Period                                                   0.0024102
     (iii)  Current Collection Period                                                     0.0036995
     (vi) Three Month Average                                                             0.0032184

Ending Portfolio Balance                                                             155,653,959.44



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